                        ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET  PURCHASE  AND SALE  AGREEMENT  (this  "Agreement")  is made and entered into as of this 28th day of January, 2003, by and among American Italian
Pasta Company, a Delaware  corporation  ("Buyer"),  PepsiCo Puerto Rico, Inc., a
Delaware corporation ("PPR") and an indirect wholly owned subsidiary of PepsiCo,
Inc., and Golden Grain Company, a California  corporation ("Golden Grain") and a direct  wholly owned  subsidiary  of PPR.  PPR and Golden Grain are  hereinafter collectively referred to as "Sellers".

     WHEREAS,   Sellers   have  been  and  are   engaged  in  the   business  of
manufacturing,  marketing and selling dry pasta,  macaroni & cheese and marinara sauces,  primarily in the United States, under the trademarks "Mission," "Golden
Grain" and "Golden  Grain/Mission"  and the production and sale of private label pasta for one customer and foodservice  long pasta for one restaurant chain (the business described above, and no other business of Sellers, hereinafter referred to as, the "Business",  and the products  described above, and no other products of Sellers, hereinafter collectively referred to as, the "Products").

     WHEREAS,  Sellers desire to sell and assign to Buyer,  and Buyer desires to purchase and assume from Sellers,  certain assets and  liabilities  arising from the  Business,  on the terms and  subject  to the  conditions  set forth in this
Agreement.

     NOW,  THEREFORE,  on  the  basis  of  the  respective  representations  and warranties  set  forth  herein,  the  premises  set forth  hereinabove,  and the covenants, agreements and indemnities contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                       PURCHASE AND SALE OF CERTAIN ASSETS

     Section 1.1 Sale of Assets. Sellers hereby agree to sell, assign, transfer, convey and deliver or cause their appropriate Affiliates (as hereinafter defined) to sell, assign, transfer, convey and deliver, to Buyer, and Buyer hereby agrees to purchase and accept from Sellers (or their appropriate Affiliates) at the Closing (as defined in Section 1.7 hereof), all of Sellers' right, title and interest in and to the assets described in clauses (a) through (j) below (collectively, the "Acquired
Assets"). For purposes of this Agreement, "Affiliate" shall mean any
Person (as hereinafter defined) who directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. The term "control" (including the terms
"controlling", "controlled by" and "under common control
with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Person"
shall mean an individual, firm, corporation, partnership, limited liability company, trust, governmental authority or body, association, unincorporated organization or any other entity.

          (a) Equipment.  The  machinery,  equipment and spare parts (other than
Inventory,  which is separately referenced in Section 1.1(b)) listed in Schedule
1.1(a)  attached  hereto  (the  "Equipment"),  but  excluding  any of the  items described  in this  paragraph  which are  disposed  of by  either  Seller in the ordinary  course of business  between  the date hereof and the Closing  Date (as defined in Section 1.7 hereof);

          (b)  Inventories.  (i) All packaging  material  inventories  which are owned by Sellers, used exclusively in connection with the Business,  and located at or  in-transit  to any of the contract  manufacturers  for the Business  (the
"Co-Packers") listed on Schedule 1.1(b)

attached  hereto,  and (ii) all finished  goods  inventories  which are owned by
Sellers,  used  exclusively in connection  with the Business,  and located at or in-transit to any of the storage  facilities  listed on Schedule 1.1(b) attached hereto (the "Other  Facilities").  The  packaging  material and  finished  goods inventories described in clauses (i) and (ii) above are hereinafter collectively referred to as the "Inventory";

          (c) Books and  Records.  Subject to Section 1.2, all books and records of  Sellers  relating  exclusively  to  the  Business  or the  Acquired  Assets, including,  without  limitation,  customer and  supplier  lists  (including  the business address and shipping address of each),  market  information,  marketing and sales plans,  correspondence  and files, but not including any data,  files,
correspondence,   reports  or  similar  items  relating  to  or  concerning  the co-packing  agreement  between  Buyer and  Golden  Grain or the  conduct  of the relationship  between  them or  personal  notes,  files or  correspondence  that contain  information  about  the  Business  that is no  longer  relevant  to the operation of the Business (hereinafter, "Books and Records");

          (d)  Permits.  Subject to Section  1.12  hereof,  all permits  held by
Sellers  which relate  exclusively  to the Business or the Acquired  Assets (the
"Permits");

          (e)  Contracts.  Subject to Section 1.12  hereof,  all  contracts  and commitments  relating  exclusively  to the Business or the  Acquired  Assets and listed on Schedule .1(e) hereof (the contracts and commitments described in this clause (e) are hereinafter referred to as the "Assumed Contracts");

          (f) Intellectual Property. (i) All trademarks, trademark applications,
trade  names,  copyrights,  trade  secrets,  know-how,  processes,   technology,
formulas,  recipes,  mixing  instructions and product  specifications,  (ii) all available trade dress, packaging,  artwork and logos, presently, or within three
(3) years prior to Closing, used exclusively in promoting the

Products,  (iii) the domain names listed on Schedule  1.1(f),  together with all registrations  for such domain names and all  copyrights  in and to the textual, graphic and other content contained at or on the websites located at such domain names (collectively,  the "Domain Names"), and (iv) other intellectual  property
(regardless of whether registered with any governmental  authority) and goodwill associated with each of the foregoing,  in each case, only which is owned by the
Sellers  and  used  exclusively  in the  Business,  including  the  intellectual
property  set  forth  on  Schedule  1.1(f)   (collectively,   the  "Intellectual
Property");

          (g) UPC Codes. A three (3) year license to use the Sellers'  Universal
Product Codes ("UPC Codes") for the Products, as provided in Section 4.5 hereof.

          (h) Prepaid  Expenses.  Subject to Section  1.11  hereof,  all prepaid expenses,  deposits  and similar  items  related to the Business or the Acquired
Assets as set forth on Schedule 1.1(h) (collectively, the "Prepaid Expenses");

          (i)  Intangible  Rights.  All of Sellers'  other  rights and  property interests  that  are  exclusively  related  to the  operation  of the  Business, including rights arising under warranties to the Equipment, if any; and

          (j) Goodwill. All goodwill related exclusively to the Business.

     Section 1.2  Excluded  Assets.  The  Acquired  Assets shall not include any assets  other than the assets  specifically  listed or  designated  in  Sections
1.1(a)  through  1.1(j) and,  without  limiting the generality of the foregoing, shall expressly exclude the following (the "Excluded Assets"):

          (a) any and all cash and cash equivalents;

          (b) any and all accounts and notes  receivable of the Business arising prior to the Closing Date, including any intercompany receivables;

          (c) any and all tax refunds, tax, insurance and other claims or rights to recoveries and similar benefits of the Business,  all of Sellers' tax returns relating to the Business and any notes, worksheets,  files or documents relating thereto,  and any  legal  files or other  documents  covered  by an  evidentiary privilege  that are not  exclusively  related  to the  Assumed  Liabilities  (as defined in Section 1.3 hereof);

          (d) any and all rights  accruing to Sellers  under this  Agreement and the other agreements contemplated hereby;

          (e) any and all corporate seals, certificates of incorporation, minute books,  stock  books,  books of account or other  records  having to do with the corporate organization of Sellers or their respective Affiliates;

          (f) any and all  insurance  policies  related to the  Business and any claims thereunder by Sellers;

          (g) all books,  documents,  records and files  prepared in  connection with or relating to the transactions  contemplated by this Agreement,  including bids received from other parties and analyses  relating to the Acquired  Assets, the Assumed Liabilities and the Business;

          (h) except as specifically provided to the contrary in this Agreement, any  interest in any  trademark or trade name owned or used by Sellers or any of their  respective  Affiliates  including  (i) the word  "Quaker" and any similar
trade  name  or  trademark,   and  (ii)  corporate  symbols  (including  without
limitation  the Quaker man logo of The Quaker Oats  Company  ("Quaker"),  or any other trade names,  trademarks,  logos,  color schemes,  scripts,  characters or other  design  elements  used by Sellers or their  Affiliates,  whether  used in connection with the Acquired Assets, the Business or otherwise;

          (i) except for the Acquired  Assets,  any assets  located at, on or in
(a) the corporate  headquarters of Quaker,  555 West Monroe,  Chicago,  Illinois
60661, or of the Sellers,  (b) any customer business center of Sellers,  (c) any sales  office of Sellers,  (d)  Quaker's  Barrington  research  and  development center,  617 West  Main  Street,  Barrington,  Illinois,  (e) the  manufacturing facility owned by Golden Grain in Bridgeview, Illinois (the "Bridgeview Plant"),
(f) any other  building or facility which is owned or leased by, or is otherwise used by or for the benefit of, Sellers or any of their respective  Affiliates or
(g) any facility of any Co-Packer;

          (j) any and all real property and improvements owned by Sellers;

          (k) any and all patents and patent applications; and

          (l) except as specifically provided to the contrary in this Agreement,
any  and  all  trademarks,   trademark   applications,   copyrights,   copyright
applications, trade secrets, know-how, processes, technology, formulas, recipes, mixing instructions,  product specifications and other intellectual property not used  exclusively  in the Business,  including,  but not limited to, any and all computer software and systems.

     Section  1.3  Assumption  of  Obligations  and   Liabilities.   In  partial
consideration  of the transfer to Buyer of the Acquired  Assets,  Buyer shall at the Closing  assume and shall  thereafter  pay,  fulfill,  perform and otherwise discharge,  when due,  the  following  obligations  and  liabilities  of Sellers related to the Business or to the Acquired Assets,  whether  accrued,  absolute, contingent or otherwise (collectively, the "Assumed Liabilities"):

          (a) Assumed  Contracts.  All  liabilities  and  obligations  under the
Assumed  Contracts  arising on or after the  Closing  Date,  to the extent  such
Assumed Contracts are assigned to Buyer on the Closing Date;

          (b) Permits. All liabilities and obligations under the Permits arising on or after the Closing Date; and

          (c) Trade Deals and Coupons.  All  liabilities  and  obligations  with respect to (i) any trade deals  related to the  Business  which have been agreed upon with the trade  but will not be  presented  until  after the  Closing  Date
(including,  without limitation,  off-invoice  allowances,  billback allowances, in-ad coupons and lump sum allowances),  and (ii) any and all coupons related to the  Business  which  are  issued  and  redeemed  on or after the  Closing  Date
(collectively, "Trade Deals").

     Section 1.4 Excluded  Liabilities.  Except as specifically provided in this
Agreement,  Buyer shall not assume,  or in any way be liable or responsible for, any of the liabilities and obligations of Sellers (the "Excluded  Liabilities").
Without limiting the generality of the foregoing, the Excluded Liabilities shall include:

          (a) any  profit  or loss  derived  by  Sellers  from  the  transaction provided for herein;

          (b)  any  liability  or  obligation  under  any  contract,  agreement, obligation,  commitment or other binding arrangement of Sellers, whether oral or written, that is not a Trade Deal or an Assumed Contract;

          (c) any  liability  or  obligation  relating to any  indebtedness  for borrowed money, any letter of credit or any guaranty owed or executed by Sellers or any Affiliates of Sellers to any third party;

          (d) any  accounts  payable  or,  subject  to Section  1.3(c),  accrued expenses of the  Business as of the Closing  Date or arising  from  transactions occurring prior to or on the Closing Date;

          (e) any  liability or  obligation  for federal,  state or local income taxes of the Business arising from or attributable to the periods prior to or on the Closing Date;

          (f) all  liabilities and  obligations  incurred in,  resulting from or arising out of any lawsuits to the extent  related to the Sellers'  operation of the Business prior to or on the Closing Date (the "Lawsuits");

          (g) any  liability  or  obligation  of a Seller or any  Affiliate of a
Seller that relates to any Excluded Asset; and

          (h) all  obligations  in respect of  present  or former  employees  or independent  contractors (which, for purposes of this Section, shall not include any  co-packers)  of Sellers or any  Affiliate  of Sellers,  including,  but not limited to, (i) claims for severance,  unemployment  compensation  or insurance, any employee  benefits or other  compensation  or damages by or on behalf of any present  or former  employees  or  independent  contractors  of  Sellers  or any
Affiliate  of  Sellers,  or by or on behalf  of any  governmental  authority  in respect of present or former employees or independent  contractors of Sellers or any Affiliate of Sellers; (ii) all liabilities and obligations of Sellers or any
Affiliate of Sellers with respect to present or former  employees or independent contractors of Sellers or any  Affiliates of Sellers under any employee  benefit plan; and (iii) all liabilities and obligations with respect to physical, mental or other  health  conditions  of  present  or former  employees  or  independent contractors of Sellers or any Affiliate of Sellers.

     Section 1.5 Purchase Price and Other Consideration. The aggregate base cash purchase  price  payable  by  Buyer  to  Sellers  for  the  Acquired  Assets  is
$43,000,000  (the "Base Purchase  Price")  (subject to adjustment as provided in
Sections 1.6 and 1.11) (as adjusted,  the "Purchase Price").  The Purchase Price
(as  adjusted  pursuant to Section 1.6) will be payable to Golden Grain by Buyer on the Closing Date by wire transfer of immediately available U.S. funds to the account  specified on Schedule 1.5.  Golden Grain shall have the right to modify the wire  transfer  instructions  specified  in Schedule 1.5 from time to time prior to Closing by providing  Buyer written  notice  thereof in accordance with the provisions of Section 8.12 below. All references to "dollars" or "$" in this Agreement refer to currency of the United States of America.

     Section 1.6 Inventory Adjustment. Not less than one business day before the
Closing Date, Sellers shall provide the Buyer with a good-faith  estimate of the value of the Inventory,  consistent  with the  methodology set forth on Schedule
1.6 (such estimate being the "Inventory Value"). Upon the expiration of the term of the Transition Services Agreement, the Buyer and the Sellers shall follow the additional procedures set forth on Schedule 1.6.

     Section 1.7 The Closing. The closing of the sale and purchase  contemplated hereunder (the "Closing") shall be effective and shall take place on January 31,
2003 at the  offices of The  Quaker  Oats  Company,  555 West  Monroe,  Chicago,
Illinois,  60661, or as soon  thereafter as  practicable,  but in no event later than  three  days  after all  conditions  to each  party's  obligation  to close hereunder  shall have been  satisfied  or waived.  The day on which the  Closing actually  takes place is referred to herein as the "Closing  Date".  The Closing shall be deemed to have occurred as of 11:59 p.m. on the Closing Date.

     Section 1.8 Allocation of the Purchase  Price.  The Purchase Price shall be allocated  among the Acquired  Assets in  accordance  with the  requirements  of
Section 1060 of the Internal  Revenue Code,  as amended (the "Code").  Buyer and
Sellers shall agree on the  allocation of the Purchase  Price among the Acquired
Assets,  in a manner  agreeable to each of them, and to make all appropriate tax filings on a basis  consistent  with such agreement and with the Code and to use commercially reasonable efforts to sustain such allocation in any subsequent tax audit or dispute.

     Section 1.9 Sellers'  Closing  Obligations.  At the Closing,  Sellers shall deliver to Buyer the following:

          (a) Such bills of sale, assignments (including trademark assignments), and other  documents  of transfer  reasonably  required to transfer to Buyer the interest of the Sellers in the Acquired Assets;

          (b) A duly executed  counterpart  original of the Transition  Services
Agreement, which shall provide for, among other things, the continued production at the Bridgeview  Plant of certain  products by Sellers or their Affiliates for
Buyer for a period of no more than 90 days, in the form of Exhibit A hereto (the
"Transition Services Agreement");

          (c) A duly  executed  counterpart  original of the Interim  Trade Name
License  Agreement for "The Quaker Oats  Company" and "Golden Grain  Company" in
the form of Exhibit B hereto (the "Interim Trade Name License Agreement").

          (d) The officer's certificates referred to in Section 5.1(c).

          (e) The certificates referred to in Section 5.4;

          (f) A certificate  of good standing for each of the Sellers,  dated no more than ten (10) days prior to the Closing Date;

          (g) A duly executed counterpart original of the Termination Agreement, terminating the Contract Manufacturing  Agreement between Golden Grain and Buyer
(the "Termination Agreement");

          (h) All available originals of the Assumed Contracts; and

          (i) A duly executed  counterpart original of the UPC License Agreement detailed  in  Section  4.5 in the form  attached  hereto as  Exhibit D (the "UPC
License Agreement").

                                       10

     Section  1.10 Buyer's  Closing  Obligations.  At the  Closing,  Buyer shall deliver to Sellers the following:

          (a) The  Purchase  Price  referred to in Section 1.5 in the manner set forth therein, as adjusted pursuant to Section 1.6 hereof;

          (b) A duly executed  assumption of the Assumed Liabilities in the form attached hereto as Exhibit C;

          (c) A duly executed  counterpart  original of the Transition  Services
Agreement;

          (d) A duly  executed  counterpart  original of the Interim  Trade Name
License Agreement;

          (e) The officer's certificate referred to in Section 6.1(c);

          (f) The certificate referred to in Section 6.4;

          (g) A duly executed counterpart of the Termination Agreement;

          (h) A certificate  of good standing for Buyer,  dated no more than ten
(10) days prior to the Closing Date; and

          (i) A duly executed counterpart of the UPC License Agreement.

     Section  1.11  Prepaid  Expenses.   Within  thirty  (30)  days  immediately
following  the Closing,  the parties shall  calculate  all Prepaid  Expenses and similar items related to the Business to the extent Buyer reasonably is expected to receive the benefits  thereof  after the Closing,  and Buyer shall  reimburse
Sellers  within  such  thirty  (30) day period  for the  unused  portion of such
Prepaid Expenses or other items as of the Closing Date.

                                       11

     Section 1.12 Nonassignable Assumed Contracts and Permits.

          (a) To the extent that any  Assumed  Contract or Permit is not capable of being  assigned  or  transferred  without  the consent or waiver of the other party thereto or any third party (including a government or governmental  unit), or if such  assignment  or transfer or attempted  assignment  or transfer  would constitute a breach thereof or a violation of any law, decree, order, regulation or other  governmental  edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted  assignment or transfer of any such Assumed
Contract or Permit.

          (b)  Anything  in  this  Agreement  to the  contrary  notwithstanding,
Sellers  are not  obligated  to  transfer  to  Buyer  any of  their  rights  and obligations  in and to any of the Assumed  Contracts  or Permits  without  first having obtained all necessary  consents and waivers.  Prior to the Closing Date,
Sellers and Buyer shall each use their commercially reasonable efforts to obtain consents to the  assignment  of those Assumed  Contracts  and Permits  listed in
Schedule  1.12.  Prior to and after the  Closing  Date,  Sellers and Buyer shall cooperate with one another in obtaining any consents and waivers  required under any Assumed Contract or Permit.

     Section 1.13 Customer Claims.

          (a) Claim  Payment.  The  parties  acknowledge  that after the Closing
Buyer may  receive  claims  for or be subject  to  offsets  related to  Customer
Charge-Backs  (as defined below) and Pre-Closing  Coupons (as defined below) and that Sellers may receive  claims  from,  or be subjected to offsets by customers that  relate to matters  for which  Buyer is  responsible  under this  Agreement
("Customer  Claims") (Customer  Charge-Backs,  Pre-Closing  Coupons and Customer
Claims are all hereinafter referred to as "Post-Closing Claims"). In the event a party (the "Receiving Party") receives  Post-Closing  Claims for which the other party is  responsible,  it will use its  reasonable  best efforts to submit such claims  to the  other  party  (the  "Paying  Party")

                                       12

on a weekly basis,  with supporting  documentation  related to the  Post-Closing
Claims ("Submitted Claims").  The Paying Party shall pay the Receiving Party, by wire transfer,  the amount on the weekly settlement  following the date on which it was recognized as a Submitted  Claim.  As used in this Section 1.13, the term
"Customer Charge-Backs" shall mean all charge-backs,  offsets, credits, slotting allowances,  retailer ads, store display  allowances and similar matters claimed by  customers  of the  Business to the extent  relating to periods  prior to the
Closing  (regardless  of whether or not in the  ordinary  course) or relating to goods sold by either Seller or any  Affiliate on or after the Closing Date,  and the term  "Pre-Closing  Coupons"  shall  mean the  costs to  redeem  coupons  to purchase Products issued by either of Sellers prior to Closing.

          (b)  Monthly  True-up.  A  Paying  Party  may,  after  the end of each calendar  month,  conduct an audit of the books and records of a Receiving Party to  confirm  the  existence  of all  Submitted  Claims and the  accuracy  of the calculation  of the  Submitted  Claims,  and a Receiving  Party shall  provide a
Paying Party and its agents  reasonable access to its books and records for this purpose,  upon  reasonable  request by the Paying  Party.  In the event a Paying
Party  reasonably  determines that it overpaid a Submitted  Claim, the Receiving
Party shall reimburse the overpayment by wire transfer on the fifth business day following the receipt by it of written notice of  overpayment.  If the Receiving
Party disputes any claim of  overpayment  by the Paying Party,  it shall deliver written notice of such disagreement to the Paying Party. If the Paying Party and the  Receiving  Party  are  unable  to agree on the  existence  or extent of any overpayment  by the  Paying  Party  within  five (5) days of the  receipt by the
Paying Party of the Receiving  Party's  notice of  disagreement  with a claim of overpayment, representatives of each of

                                       13

the  parties  having all  requisite  power  shall meet to examine and review all
Submitted Claims and the calculation thereof and to resolve such disagreement.

          (c) Time Limit. The provisions of this Section 1.13 shall terminate on the first anniversary of the Closing Date.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     As of the date  hereof and again as of the  Closing  Date,  Sellers  hereby jointly and severally represent and warrant to Buyer as follows:

     Section 2.1 Organization of Sellers.  Each of Sellers is a corporation duly organized,  validly  existing  and  in  good  standing  under  the  laws  of its respective jurisdiction of incorporation and in all jurisdictions in which it is required to be so qualified and in good standing as a result of its operation of the  Business,  except where the failure to be so qualified or in good  standing would not have material adverse effect on the Business.  Each of Sellers has all necessary  corporate  power and  authority  to own its  properties  and  assets, including the Acquired  Assets,  and to carry on the Business as now  conducted.
Sellers have full  corporate  power and authority to enter into and perform this
Agreement and any other agreements contemplated hereby, and to incur and perform their obligations hereunder and thereunder.

     Section 2.2 Authority of Sellers. All necessary corporate actions have been taken by Sellers to authorize the  execution,  delivery and  performance of this
Agreement and the transactions  contemplated hereby, and this Agreement has been duly and validly  executed  and  delivered by Sellers and  constitutes  a legal,
valid  and  binding  obligation  of  Sellers   enforceable  against  Sellers  in
accordance  with its  terms,  except as such  enforceability  may be  limited by bankruptcy,  insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general  principles of equity. The execution, delivery and  performance  of this

                                       14

Agreement and the transactions  contemplated hereby do not and will not violate, conflict  with or  constitute  a breach of (a) any  provision of the articles of incorporation  or  by-laws  of  Sellers,  or (b)  any  provision  of any  order, arbitration  award or  judgment  to which  either  Seller is a party or by which either Seller is bound,  or (c) any material law,  order,  rule or regulation of any  governmental  authority  having  jurisdiction  over Sellers or the Acquired
Assets  applicable to Sellers with respect to the operation of the Business,  or result  in the  creation  or  imposition  of any  material  Lien upon any of the
Acquired Assets.

     Section 2.3 Litigation.  Except as set forth in Schedule 2.3, (a) there are no  material  claims,  actions,  suits or  proceedings  pending  or, to Sellers'
knowledge,   threatened,  nor  have  Sellers  received  written  notice  of  any investigations  or demands  pending or asserted  against Sellers with respect to
(i)  the  Business,   (ii)  the  Acquired  Assets,  or  (iii)  the  transactions contemplated  hereby,  either at law or in equity, by or before any governmental authority, and (b) there are no material orders, decrees or judgments pending or in effect  against  Sellers with respect to (i) the Business,  (ii) the Acquired
Assets, or (iii) the transactions contemplated hereby.

     Section 2.4 Title to Acquired  Assets.  Except with respect to Intellectual
Property,  as to which no representations or warranties are made in this Section
2.4,  Golden Grain has good and valid title to all of the Acquired Assets (other than that portion of Inventory and Equipment  disposed of in the ordinary course of business  between the date hereof and the Closing Date) free and clear of any liens, charges, pledges, security interests or other encumbrances (collectively,
"Liens"),  except for (a)  taxes,  assessments,  governmental  charges or levies which are not yet due and payable,  or (b) the non-material claims of landlords, carriers, contractors, materialmen, repairmen, mechanics and similar persons and
(c) those items set forth in Schedule 2.4 (any of the items described in clauses
(a) through (c) hereof hereinafter  referred to as "Permitted  Liens").

                                       15

Sellers  have the right to assign,  transfer  and  convey to Buyer the  Acquired
Assets, free and clear of all Liens other than Permitted Liens,  subject only to such consents and approvals as are required under the Assumed  Contracts and set forth on Schedule 2.11.

     Section 2.5 Brokers and  Finders.  Sellers  have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders'
fees in connection with the transactions contemplated by this Agreement.

     Section 2.6 Contracts.

          (a)  Contracts.  Except  as set forth in  Schedule  2.6,  all  Assumed
Contracts  were entered  into in the  ordinary  course and are valid and in full force and effect, except to the extent the enforceability thereof may be limited by  applicable  bankruptcy,  reorganization,  insolvency,  moratorium  or  other similar laws or general  principles  of equity.  Except as set forth on Schedule
2.6, Sellers have the right to assign,  transfer and convey to Buyer the Assumed
Contracts,  subject to such  consents and  approvals  as are  required  thereby.
Sellers  are not in  material  default  under any  Assumed  Contracts,  and,  to
Sellers' knowledge, there does not exist any event that, with notice or lapse of time, or both,  would  constitute an event of material default by the Sellers or result in a right to  accelerate  by any other  party to an Assumed  Contract or would  result in a loss of rights of  Sellers  under any  Assumed  Contract.  To
Sellers'  knowledge,  except as set forth in Schedule  2.6, no other party is in material  default under any Assumed  Contract and to Sellers'  knowledge,  there does not exist any event  that,  with  notice or lapse of time,  or both,  would constitute  an  event of  material  default  by any  other  party to an  Assumed
Contract or result in a right to accelerate by the Sellers.  Except as set forth on Schedule 2.6,  neither the execution nor the  performance  of this  Agreement will result in a breach of any  Assumed  Contract or give any party the right to terminate any Assumed Contract.

                                       16

          (b) Trade Deals. Sellers have not made any commitments for Trade Deals for any periods after Closing other than such  commitments  (a) contained in the
Assumed  Contracts or (b) consistent with past  practices,  none of which extend beyond December 31, 2003.

     Section  2.7  Absence of Certain  Changes.  Except as set forth in Schedule
2.7,  with respect to the Business and the Acquired  Assets,  Sellers have since
December 31, 2001,  operated the Business only in the ordinary course consistent with past practice, and there has not been any condition,  circumstance,  event, or occurrence that has resulted in a material  adverse effect on the Business or the Acquired Assets,  taken as a whole, or on the Sellers' ability to consummate the transactions contemplated hereby.

     Section 2.8 Compliance  with Laws.  Except as set forth in Schedule 2.8, as of the date hereof,  Sellers are conducting the Business in material  compliance with all statutes,  laws,  rules,  regulations,  ordinances,  decrees and orders applicable  to the  ownership  of the Acquired  Assets and the  operation of the
Business  in  effect  as  of  the  date  hereof  (excluding  those  relating  to environmental  matters as to which no  representations or warranties are made in this Agreement),  and Sellers have not received any written notice that they are in noncompliance with any such statutes, laws, rules,  regulations,  ordinances, decrees or orders.

     Section 2.9  Intellectual  Property.  Sellers  have full  right,  title and interest  in and to the  Intellectual  Property,  free and  clear of all  Liens.
Sellers have the right to assign,  transfer and convey to Buyer the Intellectual
Property  free and clear of all  Liens,  except  Permitted  Liens,  without  the consent of any third  party.  Neither of Sellers is a licensor or licensee  with respect to any  Intellectual  Property  or is  obligated  to make any royalty or other payment with respect to the Intellectual Property,  except as set forth on
Schedule  2.9.  Except as set forth on Schedule  2.9,  none of the  Intellectual
Property is the subject of any pending  adverse  claim,  or to the  knowledge

                                       17

of Sellers,  any threatened  litigation or claim of infringement.  Except as set forth on  Schedule  2.9,  to the  knowledge  of  Sellers,  no third  parties are infringing upon or otherwise acting in a materially adverse manner to any of the
Intellectual  Property.  To Sellers'  knowledge,  the Sellers are not infringing upon or  otherwise  acting in a  materially  adverse  manner with respect to the intellectual  property  rights owned by any other  person,  and Sellers have not received  any written  notice of any claim or action by any Person  pending with respect thereto.  Notwithstanding the foregoing, Sellers make no representations or  warranties  whatsoever  (either in this  Section  2.9 or  elsewhere  in this
Agreement) with respect to any intellectual property other than the Intellectual
Property.  The Domain Names have been registered in the names of the Sellers and are in compliance with all formal legal requirements. No Domain Name has been or is now  involved  in any  ICANN  proceeding  or any other  dispute,  opposition, invalidation  or cancellation  proceeding,  and to Sellers'  knowledge,  no such action is threatened.

     Section  2.10  Acquired  Assets Used in the  Business.  Except for Excluded
Assets, the Acquired Assets constitute all of the material assets currently used in the conduct of the Business with respect to the manufacture of the Products.

     Section 2.11 Consents. Except as set forth on Schedule 2.11, the execution, delivery and performance of this Agreement and the other agreements  executed in connection  herewith,  and  the  consummation  by  Sellers  of the  transactions contemplated  hereby and thereby do not require  any filing  with,  notice to or consent,  waiver or approval of any third party,  including  but not limited to, any  governmental  authority  or  entity,  other  than  any  disclosure  of this
Agreement required by applicable securities laws, regulations and rules.

                                       18

     Section 2.12 Permits. There are no material governmental licenses,  permits and certificates held by Sellers  exclusively in connection with their ownership of the Acquired Assets and conduct of the Business (the "Permits").

     Section 2.13  Customers.  Schedule 2.13 lists the top ten (10) customers of the  Business  by revenue  and the  cumulative  sales of the  Products  to those customers for the last two (2) fiscal years.  Since  December 31, 2001,  none of the customers listed on Schedule 2.13 has ceased to do business with Seller, and no Seller has received any written  notice that any customer  listed on Schedule
2.13 intends to terminate  its  business  with such Seller,  with respect to the
Products.

     Section 2.14 Books and Records;  Disclosure. The books and records relating to the Business are correct in all material respects and have been maintained in accordance  with Sellers'  ordinary  course  business  practices.  The financial statements  of the Business  provided to Buyer,  and  attached as Schedule  2.14 hereto,  accurately  present in all material  respects the results of operations and  financial  position  of the  Business  for  the  periods  and at the  times indicated (the "Financial Statements").

     Section  2.15  No  Other  Representations  or  Warranties.  Except  for the
representations  and  warranties  contained in this  Article II,  neither of the
Sellers nor any other Person makes any other  express or implied  representation or warranty on behalf of Sellers or their  Affiliates.  Sellers hereby  disclaim any such representation or warranty,  with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or with  respect  to the  Acquired  Assets  or the  Business,  notwithstanding  the delivery or disclosure  to Buyer,  any of its  officers,  directors,  employees, agents or  representatives  of any  documentation or other  information by or on behalf of Sellers or their respective Affiliates with respect to any

                                       19

one or more of the foregoing,  including, without limitation, any projections or forecasts made by Sellers or delivered to Buyer by or on behalf of Sellers.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As of the date  hereof  and  again as of the  Closing  Date,  Buyer  hereby represents and warrants to Sellers as follows:

     Section 3.1  Organization  and Good Standing.  Buyer is a corporation  duly organized,  validly  existing  and  in  good  standing  under  the  laws  of its jurisdiction of  incorporation.  Buyer has full corporate power and authority to enter into this Agreement and any other agreements  contemplated  hereby, and to incur and perform its obligations hereunder and thereunder.

     Section 3.2  Authority of Buyer.  All necessary  corporate  action has been taken by Buyer to authorize  the  execution,  delivery and  performance  of this
Agreement and the transactions  contemplated hereby, and this Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal,  valid and binding  obligation of Buyer,  enforceable  against Buyer in accordance with its  terms,  except  as  such  enforceability  may  be  limited  by  bankruptcy, insolvency,  moratorium or similar laws affecting the  enforcement of creditors'
rights generally and by general  principles of equity.  The execution,  delivery and performance of this Agreement and the  transactions  contemplated  hereby do not and will not violate,  conflict with or constitute a material  breach of (a)
any provision of the articles of  incorporation  or bylaws of Buyer,  or (b) any provision of any order,  arbitration award or judgment to which Buyer is a party or by which it is bound,  or require Buyer to obtain or file any consents  from, filings with or notices to, any governmental entity or other Person.

     Section 3.3 Brokers and Finders.  Except for Morgan Stanley, whose fees and expenses shall be the responsibility of Buyer, Buyer has not employed any broker or finder or

                                       20

incurred any liability for any brokerage  fees,  commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     Section  3.4  Litigation.  As of the  date  hereof,  there  are no  claims, actions, suits or proceedings pending or, to Buyer's knowledge, threatened by or against Buyer with respect to the transactions  contemplated  hereby,  either at law or in equity,  by or before  any  governmental  authority,  and there are no orders,  decrees  or  judgments  pending  or in effect  against  Buyer  that are material with respect to the transactions contemplated hereby.

     Section 3.5  Financial  Capability.  Buyer has now and will have at Closing sufficient liquid assets on hand to pay the Purchase Price, as adjusted,  and to otherwise  consummate the  transactions  contemplated  hereby in accordance with
Article I hereof.

     Section 3.6 No Knowledge of Misrepresentations  or Omissions.  Buyer has no
Buyer Actual Knowledge (as defined in Section 7.1(b)) that any representation or warranty of Sellers in this  Agreement or the  Schedules  hereto is not true and correct in all material  respects and Buyer has no Buyer Actual Knowledge of any material errors in, or material omissions from the Schedules to this Agreement.

     Section  3.7 No  Other  Representations  and  Warranties.  Except  for  the
representations and warranties  contained in this Article III, neither the Buyer nor any other Person or entity makes any other express or implied representation or warranty on behalf of Buyer or its Affiliates, and Buyer hereby disclaims any such  representation or warranty,  with respect to the execution and delivery of this Agreement or the  consummation  of the  transactions  contemplated  hereby, notwithstanding  the delivery or disclosure to Sellers,  any of their  officers, directors,  employees,  agents or  representatives of any documentation or other information by or on behalf of Buyer or any Affiliate with respect to any one or more of the foregoing.

                                       21

                                   ARTICLE IV
                                    COVENANTS

     Section 4.1 Access;  Confidential  Information.  From the date hereof until the Closing Date (the "Interim Period"),  Sellers shall furnish to Buyer and its representatives all information  relating exclusively to the Business reasonably requested  by Buyer  and  provide  access  to the  Acquired  Assets as Buyer may reasonably  request  at such  times  as  shall be  mutually  agreed  upon by the parties; provided,  however, that nothing contained herein shall require Sellers to furnish to Buyer or provide Buyer with access to (i) any  formulas,  recipes, ingredient specifications,  process sheets or other process information,  mixing instructions or cost information  relating to the Business prior to the Closing,
(ii) any marketing  information  and/or pricing  information which could have an anti-competitive  effect,  or (iii) any  information  that in Sellers'  judgment would result in the  disclosure  of trade  secrets of any third party or violate
Sellers' obligations with respect to confidentiality.  Notwithstanding  anything to the contrary in this Section 4.1,  during the Interim  Period Buyer shall not contract or communicate  with any customers,  suppliers or  distributors  of the
Business without Sellers' prior written  consent.  Any confidential  information provided to Buyer shall be subject to the terms of that certain letter agreement dated  October  4, 2002  entered  into  between  Pepsi Co,  Inc.  and Buyer (the
"Confidentiality  Agreement").  The provisions of the Confidentiality  Agreement shall survive any termination of this Agreement.

     Section 4.2 Conduct of  Business.  During the Interim  Period,  the Sellers
shall  operate  the  Business  in  the  ordinary  course  and  shall  use  their commercially reasonable efforts to preserve and maintain the relationship of the
Business  with its  suppliers and customers and to preserve its current level of sales volume, shelf space and historical  operating margins.  During the Interim
Period,  Sellers  shall  perform all  contracts,  obligations  and duties of the
Business and

                                       22

shall pay all  obligations  incurred by them in the  operation  of the  Business consistent  with past  practice and in the ordinary  course.  During the Interim
Period,  Sellers shall consult in advance with Buyer on any  transaction  not in the ordinary course relating to the Acquired Assets or the Business.

          (a) In particular, and without limiting the foregoing, with respect to the Business, Sellers shall:

               (i)  continue to conduct marketing,  product pricing, promotional
                    and  advertising   activities  consistent  in  all  material
                    respects with past practice;

               (ii) continue  to  purchase  and  maintain  inventories  in  such quantities  and quality as necessary to operate the Business on a basis  consistent  in all material  respects  with past practice;

               (iii)refrain from shipping  manufactured  pasta ahead of normally
                    maintained   schedules   or  shipping   dates  or  otherwise
                    accelerating  sales or the amount of Inventory  less than 90 days old in a manner not in the ordinary  course of business
                    ("Trade  Loading"),  or  knowingly  permitting  or knowingly tolerating any brokers or other  representatives  of Sellers to engage in Trade Loading;

               (iv) use their  commercially  reasonable  efforts to avoid taking any actions that would render impossible the continuation of customer  service and fulfillment  levels  consistent in all material  respects with past practice and the maintenance of shelf  space  and

                                       23

                    promotional  displays at the levels in  existence  as of the date hereof,

               (v)  continue to operate the Business in material compliance with
                    all   applicable   local,   state  and   federal   laws  and
                    regulations; and

               (vi) notify  Buyer  within two (2)  business  days of any written notice of  termination,  cancellation  or  amendment  of any
                    Assumed  Contract or any  business  relationship  of Sellers relating to the  Products  with any  customer  described  in
                    Section 2.13.

          (b) Further,  neither Seller shall,  without the express prior written approval of Buyer:

               (i)  sell,  transfer or dispose of any Acquired Asset (other than
                    Inventory  sold  in the  ordinary  course)  or  subject  any
                    Acquired  Asset  to any  Lien  (other  than in the  ordinary course); or

               (ii) other than in the  ordinary  course of  business,  cancel or terminate any Assumed  Contract,  amend or otherwise  modify any of the material terms or provisions or give any consent, waiver or approval with respect to any Assumed Contract,  or waive any breach of any material  terms or provisions of any
                    Assumed Contract that would materially  impair the interests or rights of Sellers to be transferred to Buyer hereunder.

     Section 4.3  Preservation of Records.  Buyer and Sellers shall preserve and use  reasonable  efforts to make available to the other parties  hereto,  during regular business hours and upon reasonable  notice,  for inspection and copying, all Books and Records (but excluding

                                       24

portions of such materials that contain or reflect  information  relating to any other  businesses of Sellers) for periods  prior to the Closing  Date,  wherever located,  until the expiration of any  applicable  statute of limitations or any extension  thereof,  for (i) the purposes of preparing tax returns and financial statements  and  responding to tax audits,  (ii) the purposes of  prosecuting or defending any claim, litigation, proceeding or investigation which arises out of or relates to the Business, the Acquired Assets or this Agreement, and (iii) any other  reasonable  business  purpose  not  detrimental  to Sellers or Buyer,  as applicable.

     Section 4.4 Machinery and Equipment. Subject to the terms and conditions of the Transition Services Agreement,  Buyer and Sellers shall select a third party agent to remove from the Bridgeview  Plant as soon after the  termination of the
Transition  Services  Agreement as is reasonably  practicable,  all of the items comprising  Acquired Assets located at such facility,  upon reasonable notice to
Sellers and under the  supervision  of Sellers or a designated  agent of Sellers and using  standards for such removal  acceptable  to the plant  managers at the
Bridgeview  Plant.  Such removal (and the  destruction of any Acquired Assets as directed by Buyer) shall be conducted at Buyer's sole cost and expense.

     Section 4.5 UPC Codes.  Effective  upon the  Closing  Date,  Sellers  shall license the UPC codes set forth on Schedule 4.5 to Buyer on a royalty-free basis for a period of three (3)  years.  Buyer  shall  only use such UPC codes for the
Products to which such codes related prior to the Closing Date.

     Section 4.6 Corporate Name. Buyer acknowledges and agrees that Golden Grain will  continue to utilize  the  corporate  name  "Golden  Grain  Company" in the conduct of its business and affairs after the Closing, and its use thereof shall not be  deemed in any way to  violate  any of the  terms or  conditions  of this
Agreement.

                                       25

     Section 4.7 No Sale  Negotiations.  Sellers and their  representatives  and agents shall not solicit,  entertain or engage in any negotiations,  discussions or  unsolicited  contact  with any party other than Buyer,  with  respect to the sale, transfer or disposition of any of the Acquired Assets (other than the sale of  Inventory in the  ordinary  course of  business),  or any  interest,  legal, equitable or beneficial, in the Acquired Assets except to the extent required by applicable  law to  fulfill  all of the  fiduciary  duties of the  officers  and directors of Sellers or their Affiliates.

     Section 4.8 Covenant Not to Compete.  (a) Commencing on the Closing and for
two (2) years  thereafter,  neither  Seller nor any  Affiliates of Sellers shall manufacture,  market, sell or distribute in the Territory (as defined below) any products for which the retail  package,  or selling  unit,  contains  solely dry pasta in the form of long goods or short goods,  that require  additional  steps for  preparation  and that do not contain  additional  flavorings or seasonings.
Notwithstanding  the  foregoing,  nothing  contained  herein shall  prohibit the
Sellers or any Affiliates of Sellers from manufacturing,  marketing,  selling or distributing any long or short dry pasta (including noodles) as an ingredient in a  prepackaged  food  product  or in any  selling  unit in which  such  pasta is combined with any  flavorings  or  seasonings or otherwise  packaged and sold in combination  with other  ingredients.  For  purposes of this  Section  4.8,  the
"Territory"  shall  mean that the  states of Alaska,  Oregon,  Montana,  Nevada,
Washington,  Idaho, Utah, Hawaii and that area of Northern California within Del
Norte, Siskiyou, Humboldt and Modoc counties.

          (b)  Commencing  on the  Closing  and for ten (10)  years  thereafter, neither  Buyer  nor any  Affiliates  of Buyer  shall  produce,  market,  sell or distribute  in the United  States,  or enter into any  agreement  with any third party to  market,  produce,  sell or  distribute,  any  rice or  pasta  products containing  additional flavorings or seasonings in a prepackaged food unit using the brand names "Golden Grain",  "Golden Grain/Mission" or "Mission" or any name or trade

                                       26

dress that might be confusingly  similar with any of the foregoing  names or the trade dress that was used by Sellers in connection with promoting products under the foregoing names ("Prohibited Names"); provided,  however, that the foregoing shall not prevent Buyer from producing,  marketing, selling or distributing,  or entering into any  agreement  with any third party to produce,  market,  sell or distribute (i) any such products under any name other than a Prohibited  Name or
(ii) any Products  produced,  marketed,  sold or  distributed  by Sellers on the
Closing Date.  Buyer shall cause any  subsequent  purchaser or transferee of the
Business,  or any portion thereof,  to agree in writing that it will be bound by the provisions of this Section 4.8(b).

     Section 4.9 Other  Actions.  From the date hereof and through the  Closing, neither Buyer nor either Seller shall  intentionally take any action that would, or that would  reasonably be expected to, result in any of the conditions to the transactions contemplated hereby set forth in Articles V and VI hereof not being satisfied, or in the satisfaction thereof being delayed.

     Section  4.10  Subsequent  Contracts.  From the date hereof and through the
Closing,  Sellers shall use their commercially reasonable efforts to (i) include in any  agreements  entered  into by them  relating  in any way to the  Acquired
Assets or the  Products  ("Subsequent  Contracts")  a provision  permitting  the assignment  of any such  Subsequent  Contract  to Buyer and (ii)  ensure that no
Subsequent  Contract  contains  any  provision  that would  limit in any way the rights, title and interest of such Seller in the Acquired Assets.

     Section 4.11  Existing  Agreement.  Effective  upon the Closing,  Buyer and
Sellers shall terminate the Co-Pack Agreement dated March 12, 1999 between Buyer and Golden Grain,  pursuant to the terms of a mutually  agreed upon  Termination
Agreement.

                                       27

     Section 4.12  Marketing  Materials.  Sellers shall  deliver to Buyer,  upon
Closing,  all available  marketing  materials  that are owned by the Sellers and that are  presently  used or within  three (3) years prior to Closing were used, exclusively in promoting the Products.

                                   ARTICLE V
                        CONDITIONS TO BUYER'S OBLIGATIONS

     The   obligations  of  Buyer  under  this  Agreement  are  subject  to  the fulfillment,  prior  to or on  the  Closing  Date,  of  each  of  the  following conditions, any of which may be waived in whole or in part by Buyer:

     Section 5.1 Accuracy of  Representations  and  Warranties;  Performance  of
Agreements; Certificates.

          (a) The  representations  and warranties of Sellers  contained in this
Agreement shall be true and correct,  at and as of the Closing Date,  except for changes  permitted or  contemplated  by this  Agreement and except to the extent that any representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall be true and correct, only as of such date.

          (b) Sellers shall have performed and complied in all material respects with all of the agreements,  covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

          (c) Each of Sellers shall have delivered to Buyer a certificate of its
President  or any Vice  President  dated the  Closing  Date and  certifying  the fulfillment  of the  conditions  set forth in this  Section 5.1.

          (d) No material  adverse  change  shall have  occurred in the Acquired
Assets or the operations of the Business.

                                       28

          (e) Sellers shall have  delivered the Estimated  Closing Date Quantity and the  Estimated  Packaging  Material  Quantity  and the  cost  for  each,  in accordance with Schedule 1.6.

          (f) Sellers shall have  delivered to Buyer all  consents,  waivers and approvals listed on Schedule 2.11.

          (g) Sellers shall have delivered to Buyer a guaranty by PepsiCo,  Inc.
for the obligations of Sellers pursuant to this Agreement, in the form set forth as Exhibit E hereto.

     Section 5.2 No Proceeding.  No preliminary or permanent injunction,  decree or other order shall have been issued by any court of competent jurisdiction, or by any  governmental or regulatory  body, which prevents the consummation of the transactions contemplated in this Agreement; provided, however, that in the case of an injunction, decree or other order, each of the parties shall have used its commercially  reasonable  efforts to prevent  the entry of any such  injunction, decree  or  other  order,  and to  appeal  as  promptly  as  possible  any  such injunction, decree or other order.

     Section 5.3 Closing  Deliveries.  Sellers shall have  tendered  delivery to
Buyer of all deliveries to be made to them pursuant to Section 1.9.

     Section 5.4 Officer's Certificate.  Each of PPR and Golden Grain shall have
delivered  to  Buyer  a  certificate  of  its  Vice  President   certifying  its
certificate of incorporation and by-laws, in each case as amended or restated.

                                   ARTICLE VI
                       CONDITIONS TO SELLERS' OBLIGATIONS

     The  obligations  of  Sellers  under  this  Agreement  are  subject  to the fulfillment,  prior  to or on  the  Closing  Date,  of  each  of  the  following conditions, all or any of which may be waived in whole or in part by Sellers:

     Section 6.1  Accuracy of  Representations  and  Warranties;  Performance  of
Agreements; Certificates.

          (a) The  representations  and  warranties  of Buyer  contained in this
Agreement shall be true and correct,  at and as of the Closing Date,  except for changes  permitted or  contemplated  by this  Agreement and except to the extent that any representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall be true and correct, only as of such date.

          (b) Buyer shall have  performed and complied in all material  respects with all of its agreements,  covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date

          (c)  Buyer  shall  have  delivered  to  Sellers a  certificate  of its
President  or any Vice  President  dated the  Closing  Date and  certifying  the fulfillment of the conditions set forth in this Section 6.1.

     Section 6.2 No Proceeding.  No preliminary or permanent injunction or other order shall have been issued by any court of competent  jurisdiction,  or by any governmental  or regulatory  body,  nor shall any statute,  rule,  regulation or executive order have been promulgated or enacted by any governmental  authority, which  prevents  the  consummation  of the  transactions  contemplated  in  this
Agreement; provided,  however, that in the case of an injunction,  decree or other order, each of the parties shall have used its commercially  reasonable efforts to prevent the entry of any such  injunction,  decree or other order and to appeal as promptly as possible any such injunction, decree or other order.

     Section 6.3 Closing  Deliveries.  Buyer shall have tendered delivery to Sellers of all deliveries to be made to it pursuant to Section 1.10.

                                       30

     Section 6.4 Secretary's  Certificate.  Buyer shall have delivered to
Sellers a certificate of Buyer's Secretary or Assistant Secretary certifying the certificate of  incorporation  and by-laws of Buyer,  in each case as amended or restated.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 7.1 Survival of Representations and Warranties and Obligations.

          (a) The representations and warranties of Sellers in Article II and of
Buyer in Article III and all other  obligations of the parties  hereunder  shall survive the Closing and,  except for the Surviving  Obligations  (as hereinafter defined),  which shall  continue in effect in accordance  with their  respective terms,  shall  expire  on  the  first  anniversary  of  the  Closing  Date,  and thereafter,  except as provided in the next succeeding sentence, no claim may be brought  arising  under or in  connection  with this  Agreement  (including  all schedules,  amendments  and  supplements  hereto  and  thereto)  or  any  of the transactions  contemplated  hereby,  except  for a  breach  by a  party  of  its obligations  under any of the  Surviving  Obligations.  If  written  notice of a specific  claim  (stating  in  reasonable  detail the nature of, and factual and legal basis for, any such claim for indemnification,  and the provisions of this
Agreement upon which such claim for indemnification is made) has been given by a party prior to the first  anniversary  of the Closing  Date,  then the  relevant representation,  warranty  or other  obligation  shall  survive as to such claim until the claim has been finally resolved.

          (b) Notwithstanding the foregoing, if Buyer has Buyer Actual Knowledge
(as  defined  below)  that any  representation  or  warranty  made by Sellers is incorrect in any material respect as of the Closing,  Buyer shall have no remedy or  recourse  with  respect  thereto.  By  signing  this  Agreement,  the  Buyer acknowledges  that  it does  not  have  any  Buyer  Actual  Knowledge  that  any representation or warranty made by the Sellers is incorrect in any material

                                       31

respect as of the date hereof. If Buyer does not have any Buyer Actual Knowledge as of the date hereof  that any  representation  or warranty  made by Sellers is incorrect  in any  material  respect  as of the date  hereof,  but  prior to the
Closing,  Buyer obtains Buyer Actual Knowledge that a representation or warranty made by Sellers was  incorrect  as of the date hereof or will be incorrect as of the Closing,  including,  without  limitation,  any such Buyer Actual  Knowledge resulting  from a supplement  or amendment to any Schedule to this  Agreement by
Sellers in accordance with Section 8.17(b),  Buyer shall have as its sole remedy  hereunder the option (i) to terminate this Agreement (upon providing ten
(10) business days' written  notice to Sellers,  during which period Sellers may cure (or, if not curable  within ten (10) business  days,  commence the cure of)
such  misrepresentation  or  breach of  warranty)  or (ii) to  proceed  with the
Closing and, upon the Closing, notwithstanding Section 8.3 below, Buyer shall be conclusively  deemed  to have  waived  all  claims  hereunder  relating  to such misrepresentation  or breach of  warranty.  For the  purposes  of this  Section,
"Buyer  Actual  Knowledge"  shall be defined as the  actual  knowledge  of David
Watson,  Tom Olive and Patrick Regan of information that would lead a reasonable
person  to   conclude,   without   further   investigation,   that  a   specific
representation  or warranty of the Sellers is incorrect.  If Sellers have Seller
Actual Knowledge (as defined below) that any  representation or warranty made by
Buyer is incorrect as of the Closing,  Sellers  shall have no remedy or recourse with  respect  thereto.  By signing this  Agreement,  Sellers  acknowledge  that neither has any Seller Actual Knowledge that any representation or warranty made by the Buyer is  incorrect  as of the date  hereof.  If  Sellers do not have any
Seller  Actual  Knowledge  as of the  date  hereof  that any  representation  or warranty  made by Buyer is  incorrect  as of the date  hereof,  but prior to the
Closing,  Sellers obtain the knowledge that a representation or warranty made by
Buyer  was  incorrect  as of the  date  hereof  or will be  incorrect  as of the

                                       32

Closing,  Sellers  shall have as their sole remedy  hereunder  the option (i) to terminate this Agreement  (upon providing ten (10) business days' written notice to Buyer, during which period Buyer may cure (or, if not curable within ten (10)
business  days,  commence  the cure  of) such  misrepresentation  or  breach  of
warranty)  or  (ii)  to  proceed  with  the  Closing  and,   upon  the  Closing,
notwithstanding  Section 8.3 below, Sellers shall be conclusively deemed to have waived all claims  hereunder  relating  to such  misrepresentation  or breach of warranty.  For the purposes of this Section,  "Seller Actual Knowledge" shall be defined as the actual  knowledge  of the  persons  listed on Schedule  8.15,  of information  that would lead a reasonable  person to conclude,  without  further investigation,  that a  specific  representation  or  warranty  of the  Buyer is incorrect.

          (c) For purposes of this Agreement,  the term "Surviving  Obligations"
shall refer to the  obligations  contained in Sections 1.6, 1.8, 1.11, 4.1, 4.3,
4.4, 4.5, 4.8, 7.2(c),  7.2(d),  7.3(c),  7.3(d), 7.5, 7.6, 7.7, 7.8, 7.9, 7.10,
7.11 and Article VIII of this Agreement,  the covenants and agreements contained in the other agreements contemplated hereby,  including, but not limited to, the
Transition  Services Agreement,  and the remaining  provisions of Article VII of this  Agreement,  insofar as they  relate to any of the  foregoing.

     Section 7.2 Indemnification by Sellers. Except as otherwise limited by this
Article VII, Buyer and its officers,  directors,  employees,  agents, successors and assigns (the "Buyer  Indemnified  Parties")  shall be  indemnified  and held harmless by Sellers from any and all liabilities, losses, damages, claims, costs and expenses,  interest,  awards,  judgments and penalties (including reasonable legal costs and expenses)  actually  suffered or incurred by them (hereinafter a
"Buyer  Loss"),  arising  out  of or  resulting  from:

                                       33

          (a) the breach of any  representation or warranty by Sellers contained in Article II;

          (b) the breach of any  covenant  or  agreement  by  Sellers  contained herein or in any document delivered hereunder at the Closing;

          (c) the failure of Sellers to pay or otherwise  discharge the Excluded
Liabilities; or

          (d) the  use,  operation,  ownership  or  control  by  Sellers  of the
Acquired Assets or the operation of the Business by Sellers prior to the Closing
Date, except to the extent that any Buyer Loss resulting therefrom constitutes a breach of either Seller's  representations and warranties in Article II.

     Section 7.3  Indemnification by Buyer.  Except as otherwise limited by this
Article  VII,  Sellers and their  respective  Affiliates,  officers,  directors, employees,  agents,  successors and assigns (the "Seller  Indemnified  Parties")
shall be  indemnified  and held harmless by Buyer from any and all  liabilities, losses, damages,  claims, costs and expenses,  interest,  awards,  judgments and penalties  (including  reasonable legal costs and expenses) actually suffered or incurred by them  (hereinafter a "Sellers'  Loss"),  arising out of or resulting from:

          (a) the breach of any representation or warranty by Buyer contained in
Article III;

          (b) the breach of any covenant or agreement by Buyer contained  herein or in any document delivered hereunder at the Closing;

          (c) the  failure of Buyer to pay or  otherwise  discharge  the Assumed
Liabilities;  or

                                       34

          (d) the use,  operation,  ownership  or control of any of the Acquired
Assets or the operation of the Business on or after the Closing Date.

     Section 7.4  Indemnification  Procedures.

          (a) For the purposes of Article VII, the term "Indemnitee" shall refer to the person  indemnified,  or  entitled,  or  claiming to be  entitled,  to be indemnified,  pursuant to the  provisions of Section 7.2 or 7.3, as the case may be; the term  "Indemnitor"  shall refer to the person  having the  obligation to indemnify  pursuant to such  provisions;  and  "Losses"  shall refer to "Sellers
Losses"  or "Buyer  Losses",  as the case may be.

          (b) An Indemnitee  shall give written  notice (a "Notice of Claim") to the  Indemnitor  within  fifteen (15)  business  days after the  Indemnitee  has knowledge of any claim  (including a Third Party Claim, as hereinafter  defined)
which an Indemnitee  has  determined  has given or could give rise to a right of indemnification  under this  Agreement.  No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the  extent the  Indemnitor  can  demonstrate  that such  failure  materially prejudiced such  Indemnitor's  ability to successfully  defend the matter giving rise to the claim.  The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known,  and the method of computation  thereof,  all with reasonable particularity and shall contain a reference to the provisions of this
Agreement  in  respect  of which  such  right of  indemnification  is claimed or arises.

          (c) The  obligations  and  liabilities  of an  Indemnitor  under  this
Article VII with  respect to Losses  arising from claims of any third party that are subject to the  indemnification  provisions provided for in this Article VII
("Third Party Claims")  shall be governed by and  contingent  upon the following additional  terms and conditions:  At the time the Indemnitee  gives

                                       35

a Notice of Claim to the  Indemnitor  of the Third Party Claim,  it shall advise the Indemnitor that the Indemnitor shall be permitted,  at its option, to assume and  control  the  defense of such Third  Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the
Indemnitee  after  receiving  the Notice of Claim.  In the event the  Indemnitor exercises its right to undertake the defense  against any such Third Party Claim as provided  above,  the Indemnitee  shall cooperate with the Indemnitor in such defense and make  available  to the  Indemnitor  all such  witnesses,  pertinent records,  materials  and  information  in its  possession  or under its  control relating thereto as are reasonably required by the Indenmitor, at the reasonable expense of the Indemnitor, and the Indemnitee may participate by its own counsel and at its own expense in defense of such Third Party Claim.  Similarly,  in the event the Indemnitee is,  directly or indirectly,  conducting the defense of any such Third Party Claim,  the Indemnitor  shall  cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information  in its  possession  or under its  control  relating  thereto as are reasonably  required  by  the  Indemnitee  at  the  reasonable  expense  of  the
Indemnitor, and the Indemnitor may participate by its own counsel and at its own expense in the defense of such Third Party Claim. Except for the settlement of a
Third Party  Claim which  involves  the payment of money only,  with  respect to which  Indemnitor has agreed to indemnify  Indemnitee,  subject to the Aggregate
Limits (as defined in Section 7.5 hereof),  if  applicable,  and which fully and unconditionally releases the Indemnitee,  no Third Party Claim may be settled by the  Indemnitor  without the written  consent of the  Indemnitee,  which consent shall not be  unreasonably  withheld  or  delayed.  No Third  Party Claim may be settled by the Indemnitee  without the written consent of the Indemnitor,  which consent  shall not be  unreasonably  withheld or delayed.

                                       36

     Section  7.5  Limits  on  Indemnification.  Notwithstanding  the  foregoing provisions  of Section  7.2 and  Section  7.3,  (a)  Sellers  shall not have any liability to Buyer for any Buyer Losses unless and until the aggregate amount of all Buyer Losses incurred exceeds $1,000,000 (the "Basket"), in which event only the amount in excess of $1,000,000 shall be recoverable; (b) Seller shall not be required to indemnify Buyer for Buyer Losses which in the aggregate exceed fifty percent (50%) of the Purchase Price (the "Cap");  (c) the  limitations set forth in  subsection  (a) of this  sentence  shall not apply  with  respect  to claims arising out of or relating to Section 8.14; (d) neither  subsections (a) nor (b)
of this sentence shall apply with respect to claims arising out of or related to
Section 7.2(b),  Section 7.2(c),  Section 7.2(d), Section 2.4 (as to title only)
or Section 2.9 (as to title only),  or in the event either  Seller is determined to have acted  fraudulently;  (e) Buyer shall not be entitled to indemnification for claims  hereunder with respect to losses which,  on an individual  basis, do not exceed  $10,000 ("De Minimis  Losses"),  and De Minimis  Losses shall not be counted toward the Cap or the Basket;  provided,  however,  that, subject to the
Basket and the Cap,  Buyer  shall be  entitled to recover the full amount of any indemnifiable  losses that do not constitute De Minimis  Losses;  and (f) in the event that either Seller is conducting  any defense  against a Third Party Claim for which Buyer has sought indemnification hereunder,  expenses incurred by such
Seller in  connection  therewith,  including  legal  costs and  expenses,  shall constitute  Buyer  Losses for purposes of the Cap, to the extent that such Buyer
Losses are subject to the Cap.

     Section  7.6  Exclusive  Remedy.  From and  after  the  Closing,  except as otherwise provided in the Transition  Services Agreement and except with respect to Sections  1.6,  4.5 and 4.8,  none of the parties  hereto  shall be liable or
responsible  in  any  manner   whatsoever  to  any  other  party,   whether  for
indemnification or otherwise, except for indemnity as expressly

                                       37

provided in this Article VII, which  provides the exclusive  remedy and cause of action of the  parties  hereto with  respect to any matter  arising out of or in connection  with  this  Agreement  or any  Schedule  or  Exhibit  hereto  or any certificate delivered in connection herewith. After the Closing, Buyer shall not be entitled to a  rescission  of the sale of the Acquired  Assets.  Buyer hereby waives,  releases  and agrees  not to make any claim or bring any  contribution, cost recovery or other action against  Sellers or any of Sellers'  successors or assigns or any controlling  person or other Affiliate of Sellers,  under CERCLA, common  law,  or any  similar  federal,  state or local  law or  regulation  now existing  or  hereafter  enacted.  Buyer  releases  Sellers  from  any  and  all environmental  losses and environmental  expenses arising in connection with the
Business.  Buyer acknowledges that it is acquiring the Acquired Assets on an "AS
IS,  WHERE IS"  basis  and,  except  for those  representations  and  warranties expressly set "forth in this Agreement, without any representation,  warranty or guarantee,  express or implied, as to merchantability,  fitness for a particular purpose or otherwise as to the condition,  size, extent, quantity, type or value of such property.

     Section 7.7 Characterization of Indemnification Payments. All payments paid by Buyer or Sellers, as the case may be, under this Article VII shall be treated as  adjustments  to the  Purchase  Price  for  all  tax  purposes.

     Section 7.8 Computation of Losses,  Disputes.  The amount of any Losses for which indemnification is provided under this Article VII shall be reduced by (a)
any related tax  benefits if and when  actually  realized or received  (but only after taking into account any tax benefits (including,  without limitation,  any net operating  losses or other  deductions  and any carryovers or carrybacks) to which the Indemnitees would be entitled without regard to such item),  except to the extent such recovery has already been taken into account in determining  the amount of

                                       38

any such Losses, and (b) any insurance recovery if and when actually realized or received,  in each case in respect of such Losses.  Any such  recovery  shall be promptly repaid by the Indemnitee to the Indemnitor  following the time at which such recovery is realized or received pursuant to the previous  sentence,  minus all reasonably  allocable costs,  charges and expenses incurred by Indemnitee in obtaining such  recovery.  Notwithstanding  the foregoing,  if (x) the amount of
Losses for which the  Indemnitor  is obligated to indemnify  the  Indemnitee  is reduced  by any tax  benefit  or  insurance  recovery  in  accordance  with  the provisions of this Section,  and (y) the Indemnitee  subsequently is required to repay the  amount of any such tax  benefit  or  insurance  recovery  or such tax benefit  or  insurance  recovery  is  disallowed,  then  the  obligation  of the
Indemnitor  to  indemnify  with  respect  to such  amounts  shall be  reinstated
immediately  and  such  amounts  shall be paid  promptly  to the  Indemnitee  in accordance with the provisions of this Agreement.

     Section 7.9 No Consequential Damages. The obligations of Sellers in respect of a claim for  indemnification  under  this  Agreement  shall not  include  any special,  exemplary or consequential damages, including business interruption or lost profits,  or any punitive  damages  except in instances in which a party is determined  to have acted  fraudulently.

     Section 7.10  Mitigation.  Each of the parties agrees to take  commercially reasonable  steps to mitigate  their  respective  Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses that are  indemnifiable  hereunder.

     Section 7.11  Subrogation.  Upon making any  indemnification  payment,  the
Indemnitor  will, to the extent of such payment,  be subrogated to all rights of the  Indemnitee  against  any third  party in  respect  to the Loss to which the payment relates.  Without limiting the generality of any

                                       39

other  provision  hereof,  each such Indemnitor and Indemnitee will duly execute upon request all  instruments  reasonably  necessary to evidence and perfect the above-described subrogation rights.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1 Termination of Agreement.

          (a) This Agreement may be terminated at any time prior to the Closing:

               (i)  by mutual  written  consent  of Buyer and  Sellers;

               (ii) by either  Buyer or Sellers,  if the Closing  shall not have occurred by February 15, 2003; provided however, that
                    the right to terminate this Agreement  under this Section
                    8.1(b) shall not be available to any party whose failure
                    to perform any obligation  under this Agreement has been the cause of, or  resulted  in, the  failure  of the  Closing to occur on or before  such date;

               (iii)by Buyer if any of the  conditions  set  forth in  Article V shall have become  incapable of  fulfillment,  and shall not have been  waived by Buyer;

               (iv) by Sellers if any of the  conditions set forth in Article VI shall become  incapable of  fulfillment,  and shall not have been waived by Sellers;  or

               (v)  by either Buyer or Sellers,  as provided in Section  7.1(b).

          (b) Upon  termination  of this  Agreement  under Section 8.1,  written notice  thereof  shall be given to the other  parties and this  Agreement  shall terminate  without  further  action by any of the parties.  If this Agreement is terminated  as provided  herein,  no party shall have any  liability  or further obligation to any other party to this  Agreement,  except to the extent

                                       40

(a) that the  termination is the result of a willful and material  breach by the party of a representation, warranty, or covenant contained in this Agreement, in which case the non-breaching party may pursue any legal or equitable remedies to which it may be  entitled,  or (b)  provided in Section 8.1 (c), 8.1 (d) or 8.2.

          (c) If the  conditions  to  Closing  set forth in Article VI have been satisfied (or, in the case of conditions that by their terms are to be satisfied at Closing, are reasonably likely to be satisfied at Closing) and Buyer defaults in its obligation to complete the transactions  contemplated  hereby,  then upon written demand of Sellers,  Buyer shall pay Sellers  $5,000,000 by wire transfer of  immediately  available  funds  within two  business  days  after  receipt of
Sellers'  demand.

          (d) If the  conditions  to  Closing  set forth in  Article V have been satisfied (or, in the case of conditions that by their terms are to be satisfied at Closing,  are  reasonably  likely to be  satisfied  at  Closing)  and Sellers default in their  obligation to complete the transactions  contemplated  hereby, then upon written  demand of Buyer,  Sellers shall pay Buyer  $5,000,000 by wire transfer of immediately  available  funds within two business days after receipt of Buyer's  demand.

     Section 8.2  Expenses.  Except as otherwise  specifically  provided in this
Agreement,  all costs and  expenses,  including,  without  limitation,  fees and disbursements  of  counsel,  financial  advisors  and  accountants,  incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses,  whether or not the Closing shall have occurred.

     Section 8.3 Waiver.  The accuracy of any  representation  or warranty,  the performance of any covenant or agreement or the  fulfillment of any condition of this  Agreement  by  Buyer  on

                                       41

the one hand or  Sellers  on the other,  may be  expressly  waived in writing by
Buyer or Sellers,  as appropriate.  Any waiver hereunder shall be effective only in the  specific  instance  and for the purpose for which  given.  No failure or delay  on the part of  Buyer  or  Sellers  in  exercising  any  right,  power or privilege under this Agreement shall operate as a waiver thereof,  nor shall any single or partial exercise of any right,  power or privilege  hereunder preclude any other or further exercise thereof or the exercise of any other right,  power or privilege.

     Section 8.4 Consents.  Whenever this Agreement requires a permit or consent by or on behalf of any party hereto, such consent shall be given in writing in a manner  consistent with the requirements for a waiver of compliance as set forth in Section 8.3.

     Section 8.5 Assignment;  Parties in Interest. This Agreement and all of the
provisions  hereof  shall be binding upon and inure to the benefit of, and shall be  enforceable  by, the  parties  hereto and their  respective  successors  and permitted assigns,  but neither this Agreement nor any of the rights,  interests or  obligations  herein  shall be  assigned,  including  by  operation of law or otherwise,  by any party hereto  without the prior written  consent of the other parties;  provided,  however,  that Buyer may assign this  Agreement  and/or the rights,  interests or  obligations  herein to an Affiliate of Buyer  without the prior written consent of either Seller. No assignment of this Agreement by Buyer shall  in  any  way  limit  or  eliminate  Buyer's  obligations  or  liabilities hereunder.

     Section 8.6 Further  Assurances.  Each of the parties  hereto  agrees that, from and after the  Closing,  upon the  reasonable  request  of any other  party hereto and without further consideration, such party will execute and deliver to such other party such documents and further  assurances and will take such other actions (without cost to such party) as such other party may reasonably  request in order to carry out the purpose and intention of this Agreement. Buyer

                                       42

further  agrees to  cooperate  with  Sellers'  efforts  to  prosecute  or defend lawsuits,  arbitrations,  settlement conferences and other procedures which have been or in the  future  are  filed or  entered  into by or  against  Sellers  in connection with the Business, including but not limited to, the Lawsuits, at the cost and expense of the Sellers.  In  connection  with the  preceding  sentence,
Buyer  shall,  at the cost and  expense of the  Sellers  (i) make  available  to
Sellers  from  time to time  upon  Sellers'  reasonable  request  access to such premises,  equipment,  books, records and other documents of the Business as may be relevant with respect to any such  proceedings and (ii) make employees of the
Business  available to Sellers in connection with any such proceedings.  Section

     8.7 Entire  Agreement.  This  Agreement,  the Exhibits and  Schedules,  the
Confidentiality  Agreement  and the other  agreements  and writings  referred to herein or delivered  pursuant hereto which form a part hereof contain the entire understanding  of the parties with respect to the subject  matter  hereof.  This
Agreement  and the  Confidentiality  Agreement  supersede  all prior  agreements relating to the transactions contemplated hereunder.

     Section 8.8  Amendment.  This Agreement may be amended or modified in whole or in part  only by a duly  authorized  written  agreement  that  refers to this
Agreement  and is  signed  by the  parties  hereto  or by their  duly  appointed representatives  or  successors.

     Section 8.9  Limitations on Rights of Third  Parties.  Except to the extent provided in Sections 7.2 and 7.3, nothing expressed or implied in this Agreement is intended or shall be  construed  to confer upon or give any Person other than
Buyer and Sellers any rights or remedies under or by reason of this Agreement or any  transaction  contemplated  hereby.

     Section  8.10  Captions  and Gender.  The  captions in this  Agreement  are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
Words used herein,  regardless of the number

                                       43

and gender specifically used, shall be deemed and construed to include any other number,  singular  or plural,  and any other  gender,  masculine,  feminine,  or neuter,  as  the  context  requires.

     Section 8.11  Counterparts;  Facsimile  Signatures.  This  Agreement may be
executed in counterparts,  each of which shall be deemed an original, but all of which together shall  constitute  one and the same  instrument.  It shall not be necessary in making proof of this  Agreement to produce or account for more than one such  counterpart.  A facsimile  copy of a signature  hereto  shall be fully effective  as if  an  original.

     Section 8.12 Notices. All notices, claims, certificates,  requests, demands and other  communications  hereunder  shall be in writing and shall be deemed to have been duly given on the date of delivery if personally  delivered (including by overnight  courier) or telecopied or on the date of receipt  indicated on the return  receipt if delivered or mailed  (registered or certified  mail,  postage prepaid,  return  receipt  requested) as follows:

        a. If to PPR or Golden Grain:

               PepsiCo  Puerto  Rico,  Inc.
               c/o The Quaker Oats Company
               555 West Monroe
               Chicago,  Illinois 60661
               Telecopy  Number:  (312) 821-1696
               Attention: General Counsel

               With a copy to:

               Sutherland Asbill & Brennan LLP
               999 Peachtree Street, N.E.
               Atlanta, Georgia  30309
               Telecopy Number:  (404) 853-8806
               Attention:  Mark D. Wasserman

        b. If to Buyer:
               American Italian Pasta Company
               4100 N. Mulberry, Suite 200
               Kansas City, Missouri  64116
               Telecopy Number:  (816) 584-5362
               Attention:  President and Chief Financial Officer

                                       44

               With a copy to:

               Blackwell Sanders Peper Martin LLP
               2300 Main Street, Suite 1000
               Kansas City, Missouri  64108
               Telecopy Number:  (816) 983-8080
               Attention:  James M. Ash

or to such other address as the Person to whom notice is to be given may have previously furnished to the other parties in writing in the manner set forth above.

     Section  8.13  Governing  Law and  Jurisdiction.  This  Agreement  shall be governed by, and  construed  and enforced in  accordance  with,  the laws of the
State of Illinois  without  regard to its  provisions  concerning  conflicts  or choice of law.

     Section  8.14  Transfer  Taxes.  All  excise,   sales,  value  added,  use,
registration,  stamp,  transfer  and  similar  taxes,  levies,  charges and fees incurred in connection  with this  Agreement and the  transactions  contemplated hereby  shall be paid by  Sellers,  whether  imposed by law on Sellers or Buyer.
Buyer and Sellers  shall  cooperate  in providing  one another with  appropriate resale exemption  certificates and other appropriate tax documentation.

     Section 8.15 Knowledge of Sellers. As used in this Agreement, "knowledge of
Sellers",  to  "Sellers'  knowledge"  or words of similar  import shall mean the actual  knowledge as of the date of this  Agreement of those  persons  listed in
Schedule 8.15.

     Section  8.16  Public  Announcements.  Neither  Buyer,  Sellers  nor  their respective  Affiliates shall,  without the written approval of the other parties hereto  (which  approval  shall not be  unreasonably  withheld),  make any press release or other public announcement concerning the transactions contemplated by this  Agreement,  except as and to the extent that any such  Person  shall be so obligated  by law, in which case the other  parties to this  Agreement  shall be advised and the parties shall use their commercially reasonable efforts to cause a mutually  agreeable release or announcement to be issued;  provided,  however, that the foregoing shall not preclude

                                       45

communications  or  disclosures  necessary to implement  the  provisions of this
Agreement or to comply with applicable accounting and disclosure  obligations of any  governmental  entity  or the  rules of any  stock  exchange.

     Section 8.17 Schedules.

          (a) All of the  Schedules and Exhibits  referred to in this  Agreement are attached hereto and made a part of this Agreement. Any item disclosed in the
Schedules or in any of the Exhibits attached hereto,  under any specific Section or Schedule number hereof, shall be deemed to have been disclosed by Sellers for all purposes of this  Agreement in response to every Section of this  Agreement.
The parties agree that (i) if it is reasonably apparent from the disclosure that such  disclosure  should be  applicable  to another  Section or  Schedule,  such disclosure  shall be deemed to have been made with respect to such other Section or  Schedule,  and (ii) the mere  inclusion of an item in the  Schedules  and/or
Exhibits to this Agreement shall not be deemed an admission by Sellers that such item represents a material exception or fact, event or circumstance or that such item would result in a material adverse effect with respect to the Business.

          (b)  Sellers  may,  from time to time prior to or at the  Closing,  by notice in accordance  with this  Agreement,  supplement or amend any Schedule to this Agreement to include any matters (i) which, if existing or occurring before or at the date of this  Agreement,  would  have  caused  any  representation  or warranty of Sellers to be untrue or  incorrect  if not set forth or described in the Schedules,  and (ii) hereafter  arising prior to the Closing Date which,  if existing or occurring  before or at the date of this Agreement,  would have been required to be set forth or described in the  Schedules,  it being hereby agreed and  understood  that in each  case  any such  amendment  or  supplement  to any
Schedule  shall  not  operate  to  cure  any  prior  breach  by

                                       46

Sellers of any  representation or warranty to which such amended or supplemented
Schedule relates.

     Section 8.18  Severability.  Nothing  contained in this Agreement  shall be construed as requiring the commission of any act contrary to law. Wherever there is any conflict  between any provision of this  Agreement and any statute,  law, ordinance  or  regulation  contrary to which the parties  have no legal right to contract,  the latter shall prevail,  but in such event,  the provisions of this
Agreement  thus  affected  shall be  curtailed,  but limited  only to the extent necessary to bring such  provisions  within the  requirement of such law. In the event that any part,  section,  paragraph or clause of this  Agreement  shall be held to be indefinite,  invalid or otherwise unenforceable,  the balance of this
Agreement  shall  continue in full force and effect  unless the severance of the portion thus held  unenforceable  would  unreasonably  frustrate the  commercial purposes of this Agreement.

     Section  8.19  "Material  Adverse  Effect".  As  used  in  this  Agreement,
"material  adverse effect" shall exclude (i) any change or effect due to general economic or industry-wide conditions,  (ii) any continuation of an adverse trend disclosed  to Buyer on or prior to the date  hereof,  and  (iii)  any  condition
described  in  the  Schedules  to  this   Agreement.

     Section 8.20 No Strict  Construction.  The language used in this  Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent,  and no rule of strict  construction shall be applied against any party.

                   [Signatures appear on the following page.]

                                       47

        [Signature page for Asset Purchase and Sale Agreement.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the respective duly authorized officers of Sellers and Buyer as of the date first above written.

                                       PEPSICO PUERTO RICO, INC.

                                       By:  /s/ Jerome Colle
                                          --------------------------------------
                                       Title:  Vice President & Secretary

                                       GOLDEN GRAIN COMPANY

                                       By:  /s/ Mark McGowan
                                          --------------------------------------
                                       Title:  Vice-President

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ David S. Watson
                                          --------------------------------------
                                       Title:  Executive Vice President - Operations
                                                & Corporate Development